Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (the “Form 10-Q”) of Nielsen Holdings plc fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mitch Barns
Date: April 20, 2016	Mitch Barns
Chief Executive Officer

/s/ Jamere Jackson
Date: April 20, 2016	Jamere Jackson
Chief Financial Officer